EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Trailer Bridge, Inc.
Jacksonville, Florida

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Trailer Bridge, Inc. (the “Company”) pertaining to the Trailer Bridge, Inc. Stock Incentive Plan of our report dated March 27, 2007, relating to the financial statements of Trailer Bridge, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ BDO Seidman, LLP
Miami, Florida

November 27, 2007